UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2020 (December 21, 2020)

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 21, 2020, Clovis Oncology, Inc. (the “Company”) announced topline data from the randomized Phase 3 ARIEL4 study of Rubraca, which met its primary endpoint of improved investigator-assessed progression-free survival (InvPFS) compared to chemotherapy in relapsed ovarian cancer patients with a tumor mutation of BRCA who have received two or more prior lines of chemotherapy.

The ARIEL4 study (NCT02855944) is a Phase 3 multicenter, randomized study evaluating Rubraca versus chemotherapy in platinum-sensitive, partially platinum-sensitive and platinum-resistant patients with relapsed ovarian cancer and a BRCA mutation (inclusive of germline and/or somatic) who have received two or more prior lines of chemotherapy. The primary endpoint of the study is InvPFS, with a step down analysis from the efficacy population (if significant) to the ITT population. The efficacy population comprised the group of patients with a deleterious tumor BRCA mutation and excluded those with a BRCA reversion mutation as determined by a blood test developed by Guardant Health. Development of reversion mutations that restore BRCA protein function are associated with resistance to platinum-based chemotherapies and PARP inhibitors in BRCA-mutant cancers, and these occur more frequently in platinum-resistant vs platinum-sensitive patients (13% and 2% respectively in the ARIEL2 study).

Completion of ARIEL4 is a post-marketing commitment in the U.S. and EU.

349 women were enrolled in North and South America, Europe and Israel. The efficacy population (n=325) comprised the group of patients with a deleterious tumor BRCA mutation and excluded those with a BRCA reversion mutation. The rucaparib arm (n=220) successfully achieved statistical significance over the chemotherapy arm (n=105) for the primary endpoint of InvPFS with a hazard ratio of 0.639 (p=0.0010). The median PFS for the patients in the efficacy population treated with rucaparib was 7.4 months vs. 5.7 months among those who received chemotherapy.

In addition, in the ITT population (n=349), the rucaparib arm (n=233) successfully achieved statistical significance over the chemotherapy arm (n=116) for the primary endpoint of InvPFS with a hazard ratio of 0.665 (p=0.0017). The median PFS for the patients in the ITT population treated with rucaparib was 7.4 months vs. 5.7 months among those who received chemotherapy.

Patients with a BRCA reversion mutation represented 7 percent of patients enrolled in the study and as anticipated, InvPFS results for those patients showed limited benefit from Rubraca therapy.

An interim analysis of overall survival, a secondary endpoint in the study in which 51 percent of events have occurred in the ITT population, showed a trend toward an overall survival (OS) advantage in the chemotherapy arm, but was confounded by the high rate (64%) of per-protocol crossover to Rubraca following progression on chemotherapy. Importantly, an analysis of the ITT population of patients showed a trend toward an OS advantage for those patients who received Rubraca at any point in the trial versus those who did not.

The Company plans to provide an expanded description of the ARIEL4 results at a medical meeting in 2021.

Adverse events were consistent with the known safety profiles of Rubraca and chemotherapy. The most common (>5%) treatment-emergent grade 3/4 adverse events (TEAEs) among all patients treated with rucaparib (n=232) in the ARIEL4 study were anemia/decreased hemoglobin (22%), neutropenia/decreased absolute neutrophil count (10%), asthenia/fatigue (8%), thrombocytopenia/decreased platelets (8%), and increased ALT/AST (8%).

Myelodysplastic Syndrome (MDS)/Acute Myeloid Leukemia (AML) have occurred in patients treated with Rubraca, and are potentially fatal adverse reactions. In 1146 treated patients, MDS/AML occurred in 20 patients (1.7%), including those in long term follow-up. Of these, 8 occurred during treatment or during the 28 day safety follow-up (0.7%). The duration of Rubraca treatment prior to the diagnosis of MDS/AML ranged from 1 month to approximately 53 months. The cases were typical of secondary MDS/cancer therapy-related AML; in all cases, patients had received previous platinum-containing regimens and/or other DNA damaging agents.

Most common adverse reactions in ARIEL3 (≥ 20%; Grade 1-4) were nausea (76%), fatigue/asthenia (73%), abdominal pain/distention (46%), rash (43%), dysgeusia (40%), anemia (39%), AST/ALT elevation (38%), constipation (37%), vomiting (37%), diarrhea (32%), thrombocytopenia (29%), nasopharyngitis/upper respiratory tract infection (29%), stomatitis (28%), decreased appetite (23%), and neutropenia (20%).

Most common adverse reactions in Study 10 and ARIEL2 (≥ 20%; Grade 1-4) were nausea (77%), asthenia/fatigue (77%), vomiting (46%), anemia (44%), constipation (40%), dysgeusia (39%), decreased appetite (39%), diarrhea (34%), abdominal pain (32%), dyspnea (21%), and thrombocytopenia (21%).

To the extent that statements contained in this current report are not descriptions of historical facts regarding the Company, they are forward-looking statements reflecting the current beliefs and expectations of management. Examples of forward-looking statements contained in this current report include, among others, statements regarding our expectations for submission of regulatory filings, the timing and pace of commencement of and enrollment in our clinical trials, including those being planned or conducted in collaboration with partners, the potential results of such clinical trials, our expectations regarding the suitability of Rubraca, and our plans to develop Rubraca in additional indications and tumor types, and our expectations regarding the outcomes of early studies or trials supporting further development, both non-clinical and clinical. Such forward-looking statements involve substantial risks and uncertainties that could cause our future results, performance or achievements to differ significantly from that expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in our clinical development programs for our drug candidates and those of our partners, whether future study results will be consistent with study findings to date, the timing of availability of data from our clinical trials and the initiation, enrollment, timing and results of our planned clinical trials and the corresponding development pathways, effectiveness and suitability of diagnostic tests, the risk that final results of ongoing trials may differ from initial or interim results as a result of factors such as final results from a larger patient population may be different from initial or interim results from a smaller patient population, the risk that additional pre-clinical or clinical studies may not support further development in certain additional indications or tumor types, and actions by the FDA, the EMA or other regulatory authorities regarding data required to support drug applications and whether to approve drug applications. The Company does not undertake to update or revise any forward-looking statements. A further description of risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its reports on Form 10-Q and Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2020

CLOVIS ONCOLOGY, INC.

By:	/s/ Paul Gross
Name:	Paul Gross
Title:	Executive Vice President and General Counsel